Exhibit 32.2

                                  CERTIFICATION


I, Timothy B. Murphy, certify that this amendment to report on Form 10-K fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Investors Capital Holdings, Ltd.


Date: July 14, 2005


BY: /S/ TIMOTHY B. MURPHY
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Timothy B. Murphy, Executive Vice President,
Treasurer, Chief Financial Officer and Director


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